Exhibit 99.1
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                             LETTER TO SHAREHOLDERS

December 15, 2004



Dear Shareholders:

Nicolet has been a community owned institution from the beginning. We believe that local ownership is key to keeping our responsibilities to our shareholders, customers and community aligned. Because of our broad community ownership, we currently meet the SEC definition of a public company. We are not listed on an exchange and there is very little activity in our stock. Like many "small cap" public companies, we are experiencing a tremendous increase in the cost and complexity of being an SEC registered or "public" company.

I am writing to let you know that the Board has thoroughly reviewed the costs and benefits of remaining public and unanimously determined that the long-term mission of the organization is best served by taking steps to become private. The key component of "going private" is getting the number of shareholders below
300. To do this, we will effect a reorganization transaction in which the record holders of 1,500 or fewer shares of our common stock will receive $18.25 per share in cash in exchange for their stock, while holders of more than 1,500 shares will retain their shares. In arriving at this decision, the Board has been advised by an independent financial advisor that the valuation range for our common stock is $17.25 to $18.75 per share. This transaction requires a shareholder vote, and you will be receiving proxy materials in the future explaining in detail our reasons for doing this, how it will be accomplished and its impact on you.

The purpose of this letter is to let you know as soon as we could of this impending change, which we anticipate will occur in March of 2005. We are one of a number of community banks who are "public" simply because of our number of shareholders. The regulatory climate for public companies has changed dramatically as a result of corporate scandals that have surfaced in recent years. It was simply not that expensive or restrictive to be public several years back when we first started our journey. As these costs have risen, many smaller companies have had to look hard at the current or potential future benefit to shareholders of being public. In our case, it is very clear to our Board that the interests of our company and its shareholders are best served by taking the company private. I have enclosed a summary of questions that shareholders may have about this change and related matters. We will be in touch shortly to provide you with the complete details of the measures to be taken.

Sincerely,



Robert B. Atwell
President & CEO


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IMPORTANT LEGAL INFORMATION

We plan to file a preliminary proxy statement regarding the transaction described above with the SEC and will file a definitive proxy statement upon completion of SEC review. Before making any voting decisions, you are urged to read the proxy statement carefully in its entirety when it becomes available, as it will contain important information about the transaction. We will send our shareholders a definitive proxy statement seeking their approval of the plan. You may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents that we file with, or furnish to, the SEC at the SEC's website at http://www.sec.gov. Copies of the definitive proxy statement
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and other documents filed with the SEC may also be obtained for free from the
Company by directing a written request to Nicolet Bankshares, Inc., 110 South Washington Street, Green Bay, Wisconsin 54301, Attn: Jacqui A. Engebos, Chief Financial Officer.

Nicolet Bankshares, Inc., its directors, executive officers and certain members of management and employees may be soliciting proxies from shareholders in favor of approval of the plan. Information regarding such officers and directors is included in our Proxy Statement for the 2004 Annual Meeting of Shareholders filed with the SEC under cover of a Schedule 14A.


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                         QUESTIONS AND ANSWERS ABOUT THE
                            GOING PRIVATE TRANSACTION


Q:   WHAT IS GOING TO HAPPEN IN THE GOING-PRIVATE TRANSACTION?

A: We will follow the provisions of a plan of reorganization providing for the merger of a "shell" company created specifically for this transaction with and into the Company, with record holders of 1,500 or fewer shares of Nicolet common stock receiving $18.25 per share in cash in exchange for their shares and record holders of more than 1,500 shares retaining their shares.

Q:   WHY ARE YOU DOING THIS?

A: Since 2002, we've been required to file detailed reports of our business and financial condition with the SEC and comply with a complicated system of federal securities rules. Since then, our compliance and reporting obligations - and the related costs - have become even more burdensome as a result of requirements adopted under the Sarbanes-Oxley Act. For a large public company with a liquid market for its stock, such as Coca-Cola or General Motors, these obligations and expenses are a necessary cost of doing business. In contrast, a company of our relative size, with no organized trading market for its stock, ends up spending a significant amount of its shareholders' money in legal, accounting and administrative expenses, not to mention the time management must spend in these activities as opposed to others aimed at revenue enhancement.

Q:   HOW MUCH WILL THE COMPANY SAVE BY GOING PRIVATE?

A: We estimate that we'll save over $400,000 a year. These savings represent "hard costs," such as legal and accounting expenses, and less tangible, but very real, costs involving management time and attention that could otherwise be deployed toward revenue-enhancing activities.

Q:   HOW MUCH WILL THE COMPANY NEED TO SPEND IN ORDER TO GO PRIVATE?

A: We anticipate that we will spend approximately $4.3 million to repurchase the necessary number of shares to go private, plus approximately $125,000 in transaction expenses such as legal, accounting and advisory fees.

Q: I UNDERSTAND THE NEED TO SAVE MONEY, BUT ISN'T THAT INCONSISTENT WITH THE SIGNIFICANT AMOUNT OF MONEY YOU'RE SPENDING TO BUY BACK SO MANY SHARES UNDER THE PLAN?

A: We believe the one-time cost involved in this transaction will be balanced by our compliance savings over the long term. We also believe that going private will position us to pursue our strategic plan more effectively. We have endeavored to


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     spend the minimum amount necessary to achieve the required objective of reducing our shareholder base to a level likely to remain below 300 for the foreseeable future.

Q:   WHY DIDN'T YOU MAKE THIS A VOLUNTARY TRANSACTION FOR SHAREHOLDERS?

A: We considered a variety of ways to achieve our objective, including a transaction that would be voluntary on the part of our shareholders, but ultimately determined that a voluntary transaction was not likely to yield the necessary response. We have factored the involuntary nature of the transaction into the amount we are paying for the shares, which represents a premium to their market, book and recent trading values.

Q: I HAVE 1,500 OR FEWER SHARES BUT REALLY WANT TO REMAIN A SHAREHOLDER. IS THERE ANYTHING I CAN DO?

A: The transaction will become effective shortly after the plan is approved at a special shareholders' meeting, which we anticipate will be held in March of 2005. Between now and then, you can consolidate any holdings you might have in different names into a single shareholder of record or acquire more shares from another shareholder. In addition, there are special counting rules that apply to shares held by a broker in "street name" or in our trust department, so if you have, or plan to have, shares in either form, let us know and we can tell you how those shares will be counted.

Q:   WHAT ABOUT SHARES MY BROKER HOLDS FOR ME IN "STREET NAME?"

A: A broker holding shares in "street name" counts as one record holder, even if it holds shares for several different beneficial owners. As a result, any shares held in street name by a broker holding 1,500 or fewer shares in the aggregate, regardless of the number of beneficial owners, will be cashed out in the transaction. On the other hand, if a broker holds more than 1,500 shares in street name, those shares will remain outstanding, even if they are held for several beneficial owners who individually hold fewer than 1,500 shares.

Q:   WHAT ABOUT SHARES HELD IN MY NICOLET TRUST ACCOUNT?

A: Shares held in nominee name by Nicolet & Co. will be classified as being held of record by a single shareholder - Nicolet & Co. On the other hand, shares held of record by Nicolet & Co. "for benefit of" (FBO) a named beneficiary will count as being held by a separate shareholder of record. If you aren't sure how your trust department shares are held or will be counted, please contact Jacqui Engebos at 920-430-1400 or your trust department representative.


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Q:   I HOLD SOME SHARES IN AN IRA, SOME IN A TRUST FOR MY CHILDREN, AND SOME IN
     A JOINT ACCOUNT WITH MY SPOUSE. WILL THOSE SHARES BE COMBINED FOR PURPOSES OF DETERMINING WHETHER I HAVE MORE THAN 1,500 SHARES OF RECORD?

A: Even though you might control the voting and ownership of all of these shares, each of the accounts will count as a separate shareholder of record under SEC rules. For example, if you own 1,000 shares in your own name and 600 shares in your IRA, you'll receive cash for all of those shares. To avoid this, you may consolidate your various forms of ownership into a single record holder on the Company's books before the shareholders' meeting.

Q:   IF I'M GETTING CASHED OUT, WHEN WILL I GET MY MONEY?

A: After the shareholders' meeting and the closing of the transaction, the Company will mail you instructions on how to exchange your stock certificate for cash. After you sign the forms provided and return your stock certificate, the Company will send you your cash. We expect that the process will take approximately four to six weeks.

Q:   I DON'T KNOW WHERE MY STOCK CERTIFICATE IS.  HOW WILL I GET MY CASH?

A: The materials we'll send you will include an affidavit that you'll need to sign attesting to the loss of your certificate. Depending on the number of shares involved, the Company may request that you provide a bond to cover any potential loss to the Company.

Q:   HOW CAN I GET MORE INFORMATION ABOUT THE PLAN?

     We will be filing a preliminary proxy statement with the SEC describing the terms of the plan, our reasons for adopting it, and its effects on the Company and its shareholders. The preliminary proxy statement will be posted on the SEC's website at www.sec.gov. It will be reviewed by the SEC,
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     and upon completion of that review, we'll mail the final proxy statement to our shareholders.

Q:   WILL I GET A CHANCE TO VOTE ON THE PLAN?

A: Yes. When we mail the final proxy statement, it will be accompanied by a notice of a special meeting at which our shareholders can vote on the plan. If you prefer not to attend the meeting, you can vote on the plan by completing and returning the proxy card that will accompany the proxy statement.

Q:   WHEN WILL THE SHAREHOLDERS' MEETING BE HELD?

A: We won't be able to set a date for the meeting until we've cleared our proxy statement with the SEC, but we anticipate that it will be sometime in March of


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     2005.  We'll mail the proxy statement to shareholders about a month before the meeting.

Q:   WHAT DO I NEED TO DO NOW?

A: You don't need to do anything right now. We'll send you a proxy statement containing complete details of the plan and its effects on the Company and its shareholders as soon as we have cleared the proxy statement with the SEC. After you receive it, read it carefully, complete the accompanying proxy card to indicate your vote on the plan, and return the proxy card to the Company. Alternatively, you can attend the shareholders' meeting and vote your shares in person.


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